                                                                   Exhibit 99.4

NEWS RELEASE                           Contact:         Derek Gaertner
For Immediate Release                                   580 2nd Street, Suite 102
                                                        Encinitas, CA 92024
                                                        Phone: (760) 479-5075

                           MACC PRIVATE EQUITIES INC.
                        2008 ANNUAL SHAREHOLDERS MEETING

ENCINITAS,  CALIFORNIA -- (May 1, 2008) -- At the annual meeting of shareholders on April 29, 2008,  the  shareholders  of MACC  Private  Equities  Inc.  (NASDAQ
Capital  Market:  MACC)  re-elected  four  current  directors to MACC's Board of
Directors for one-year terms: Michael Dunn, Benjamin Jiaravanon, Gordon Roth and
Geoffrey  Woolley.  The  shareholders  also elected  James W. Eiler,  a recently appointed director, to a one-year term.

The shareholders also approved an Investment Advisory Agreement between MACC and
Eudaimonia Asset Management,  LLC. Eudaimonia,  based in Encinitas,  California, will  serve as MACC's  investment  advisor  and will  manage  all new  portfolio investments  made by MACC and generally  provide all  facilities,  personnel and other means necessary for MACC to operate.

In connection with the Investment Advisory Agreement,  the Board of Directors of
MACC  appointed  officers of  Eudaimonia  Asset  Management  to serve in similar capacities  as the  executive  officers  of  MACC.  These  officers  are  Travis
Prentice,  President and Chief Investment Officer of Eudaimonia,  who will serve as President and CEO of MACC;  Derek Gaertner,  Vice President,  Chief Operating
Officer and Chief Compliance Officer of Eudaimonia,  who will serve as the Chief
Financial  Officer  and  Chief  Compliance   Officer  of  MACC,  and  Montie  L.
Weisenberger, Vice President and Portfolio Manager of Eudaimonia, who will serve as the Treasurer and Secretary of MACC.

The shareholders also approved an Investment  Subadvisory  Agreement among MACC,
Eudaimonia and  InvestAmerica  Investment  Advisors,  Inc.,  which has served as investment  adviser and  sub-advisor  to MACC and its  wholly-owned  subsidiary,
MorAmerica  Capital  Corporation,  since  1995.  InvestAmerica  will serve as an investment sub-advisor and will continue to oversee MACC's existing portfolio of investments.

Eudaimonia's  primary  strategy  will be to make direct equity  investments  via private  placements  in public  companies  that do not trade on major  exchanges
(i.e. OTCBB, Pink Sheets) and might not have the same access to capital as other larger companies. "We'll look to make private investments in promising companies that are poised to benefit from positive  fundamental  change,  companies  which need capital to grow and realize their vision," said Travis Prentice.  "The PIPE market has gained significant traction over the past few years, and we feel this is an area  of real  opportunity.  Our  primary  goals  are to  generate  strong investment returns and maximize shareholder value, and in the short-term we will also look to increase  investor  awareness  of MACC,  and  increase  the capital base."

"We're very pleased the  shareholders  have seized this opportunity to move MACC in a new direction.  Eudaimonia's new strategy represents a stronger opportunity for capital appreciation, an increased liquidity profile of its investments, and greater  security-level  transparency.  In addition,  MACC

shareholders   will  now  have  access  to  an  area  of  the  market  that  had traditionally been unavailable to many investors," said Geoffrey Woolley.

As  previously   disclosed,   effective  April  30,  2008,   MorAmerica  Capital
Corporation has been merged with MACC. As a result of the merger,  MACC will now directly hold the portfolio of investments previously held by MorAmerica.

The shareholders  also authorized MACC to conduct a rights offering.  Under this authorization,  MACC would  issue  rights to acquire  any  authorized  shares of
MACC's Common Stock as a means by which MACC may raise additional equity capital and increase its asset base.

The  shareholders  also  ratified  the  appointment  of KPMG LLP as  independent auditors for MACC for the fiscal year ending September 30, 2008.

MACC is a business  development company with a portfolio of investments in small businesses  in the  United  States.  MACC  common  stock is traded on The Nasdaq
Capital Market under the symbol "MACC."

This  press  release  contains  certain  forward-looking  statements  within the meaning  of the  Private  Securities  Litigation  Reform  Act of 1995 (the "1995
Act").  Such  statements  are  made  in  good  faith  by  MACC  pursuant  to the safe-harbor  provisions of the 1995 Act, and are  identified as including  terms such as "may," "will," "should," "expects," "anticipates," "estimates," "plans,"
or similar language. In connection with these safe-harbor  provisions,  MACC has identified  in its  Annual  Report to  Shareholders  for the  fiscal  year ended
September 30, 2007,  important factors that could cause actual results to differ materially from those contained in any  forward-looking  statement made by or on behalf of MACC,  including,  without limitation,  the high risk nature of MACC's portfolio  investments,  the effects of general  economic  conditions  on MACC's portfolio  companies  and the ability to obtain future  funding,  any failure to achieve  annual  investment  level  objectives,  changes  in  prevailing  market interest rates, and  contractions in the markets for corporate  acquisitions and initial  public  offerings.  MACC  further  cautions  that such  factors are not exhaustive or exclusive.  MACC does not undertake to update any  forward-looking statement which may be made from time to time by or on behalf of MACC.

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